UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 22, 2006, NorthStar Realty Finance Corp. (the “Company”) issued $550 million face amount of collateralized debt obligations in its seventh collateralized debt obligation financing (“CDO VII”) through two of its subsidiaries. $510.8 million face amount of senior investment grade notes were issued and sold in a private placement. The Company retained all $16.2 million of the Class E notes which are BB rated and all $23.0 million of the unrated income notes. The table below sets forth further information with respect to the structure of CDO VII (dollars in thousands).

Class of Notes	Moody’s/ S&P/Fitch Ratings	Principal Amount	Expected Maturity Date[1]	Applicable Periodic Interest Rate[2]
Class A-1 Floating Rate Notes	Aaa/AAA/AAA	$338,250	June 2018	LIBOR + 0.27%
Class A-2 Floating Rate Notes	Aaa/AAA/AAA	$54,250	June 2018	LIBOR + 0.32%
Class A-3 Floating Rate Notes	Aaa/AAA/AAA	$50,000	June 2018	LIBOR + 0.33%
Class B Floating Rate Notes	Aa2/AA/AA	$30,300	June 2018	LIBOR + 0.38%
Class C Deferrable Floating Rate Notes[3]	A2/A/A	$22,000	June 2018	LIBOR + 0.60%
Class D-FL Deferrable Floating Rate Notes[4]	Baa2/BBB/BBB	$14,000	June 2018	LIBOR + 1.40%
Class D-FX Deferrable Fixed Rate Notes[4]	Baa2/BBB/BBB	$2,000	June 2018	6.913%
Class E Deferrable Fixed Rate Notes[5]	Ba2/BB/BB	$16,200	June 2018	8.232%
Income Notes	Not Rated	$23,000	June 2018	N/A

1.	Reflects expected maturities. Contractual maturities are June 2051.
2.
Interest rate per annum; expressed to include a spread above LIBOR with respect to each class of floating rate notes; based on a year of 360 days and actual number of days elapsed in the case of the floating rate notes; and a 360-day year of 12 30-day months in the case of the fixed rate notes; payable monthly (except with respect to the initial payment date of July 25, 2006) in arrears on each payment date.

3.	So long as any class of notes that is senior remains outstanding, any interest on the Class C Notes not paid when due will be deferred and capitalized.
4.	So long as any class of notes that is senior remains outstanding, any interest on the Class D Notes not paid when due will be deferred and capitalized.
5.	So long as any class of notes that is senior remains outstanding, any interest on the Class E Notes not paid when due will be deferred and capitalized.

The total value of the underlying collateral portfolio is expected to be approximately $550 million and consist of approximately 72% commercial mortgage-backed securities, approximately 19% debt of real estate investment trusts, approximately 3% commercial real estate CDOs, and approximately 6% other commercial real estate-related debt. Once fully invested, the portfolio is expected to have a weighted average credit rating of BBB-. Through June 22, 2006, the Company had acquired or entered into agreements to acquire approximately 91.4% of the assets that will comprise the fully-invested portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: June 26, 2006	By:	/s/ Albert Tylis
Albert Tylis
General Counsel